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                                                             Exhibit 4(b)(ii).25




Summary Translation of Amendment No. 5 to the NMT Interconnection Agreement (the
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"Agreement") between EuroTel and Slovenske telekomunikacie, a.s.
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This Amendment No. 5 dated August 31, 2000 changes prices for the interconnection under the pricing attachment of the Agreement.